EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Denali Structured Return Strategy Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Denali Structured Return Strategy Fund for the year ended March 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Denali Structured Return Strategy Fund for the stated period.

/s/ Adam C. Stewart	/s/ Kathryn Bruckert
Adam C. Stewart	Kathryn Bruckert
Principal Executive Officer/President	Principal Financial Officer/Treasurer
Denali Structured Return Strategy Fund	Denali Structured Return Strategy Fund

Dated:	6/10/2025

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Denali Structured Return Strategy Fund for purposes of Section 18 of the Securities Exchange Act of 1934.